Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

USA Rare Earth, Inc. (“New USARE” f/k/a Inflection Point Acquisition Corp. II, “Inflection Point”) is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Inflection Point and USA Rare Earth, LLC (“USARE OpCo”) adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report and, if not defined in this Current Report, the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined balance sheet as of December 31, 2024 combines the historical audited balance sheet of Inflection Point as of December 31, 2024 with the historical audited consolidated balance sheet of USARE OpCo as of December 31, 2024, giving effect to the Business Combination and related transactions as if they had been consummated on December 31, 2024. Inflection Point and USARE OpCo have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 combines the historical audited statement of operations of Inflection Point for the year ended December 31, 2024 with the historical audited consolidated statement of operations of USARE OpCo for the year ended December 31, 2024, giving effect to the Business Combination as if it had been consummated on January 1, 2024, the beginning of the period presented.

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with generally accepted accounting principles in the United States (“GAAP”). Under this method of accounting, Inflection Point is treated as the “acquired” company for financial reporting purposes. USARE OpCo has been determined to be the accounting acquirer because existing USARE OpCo shareholders/members, as a group, will retain the largest portion of the voting rights in the combined entity, the executive officers of the combined company will be appointed by USARE OpCo, the majority of the board of directors of the combined company will be appointed by USARE OpCo, USARE OpCo represents a significant majority of the operations of the combined company, and the operations of USARE OpCo will be the continued operations of the combined company.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:

●	The historical audited financial statements of Inflection Point as of and for the year ended December 31, 2024; and

●	The historical audited consolidated financial statements of USARE OpCo as of and for the year ended December 31, 2024.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the Business Combination and related transactions which are discussed in further detail below. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to represent Inflection Point’s consolidated results of operations or the consolidated financial position that would actually have occurred had the Business Combination and related transactions been consummated on the dates assumed or to project Inflection Point’s consolidated results of operations or consolidated financial position for any future date or period. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of USARE”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of IPXX”, and other financial information as filed in this Current Report.

Description of the Transactions

On August 21, 2024, Inflection Point entered into a Business Combination Agreement (as amended on November 12, 2024 and January 30, 2025) by and among Inflection Point, USARE OpCo, and Merger Sub, a direct wholly owned subsidiary of Inflection Point, pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub merged with and into USARE OpCo, with USARE OpCo continuing as the surviving company. The combined company’s business will continue to operate through USARE OpCo and its subsidiaries. In connection with the closing of the Business Combination, Inflection Point changed its name to “USA Rare Earth, Inc.”

The Domestication

Inflection Point, after obtaining the required shareholder approvals, changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). Inflection Point provided its public shareholders the opportunity to redeem their shares on the terms and conditions set forth in the Business Combination Agreement and Inflection Point’s governing documents.

By virtue of the Domestication and subject to the satisfaction or waiver of the conditions of the Business Combination Agreement, including approval of Inflection Point’s shareholders:

(i) immediately prior to the Domestication, pursuant to the Sponsor Support Agreement, each of the then issued and outstanding Class B ordinary shares of Inflection Point (“Class B Ordinary Shares”) converted automatically, on a one-for-one basis, into one (1) Class A ordinary share, par value of $0.0001 per share, of Inflection Point (each an “Inflection Point Class A Ordinary Share”) (the “Sponsor Share Conversion”); and

(ii) in connection with the Domestication, (x) each then issued and outstanding Inflection Point Class A Ordinary Share (that was not redeemed pursuant to the Redemption) converted automatically, on a one-for-one basis, into one share of common stock, par value $0.0001 per share, of Inflection Point (after the Domestication) (the “New USARE Common Stock”); (y) each of the then issued and outstanding warrants representing the right to purchase one Inflection Point Class A Ordinary Share converted automatically into a warrant to acquire one share of New USARE Common Stock (each a “New USARE Warrant”); and (z) each of the then issued and outstanding units of Inflection Point were cancelled and each holder thereof was entitled to one share of New USARE Common Stock and one-half (1/2) of one New USARE Warrant.

The Business Combination

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, immediately prior to the effective time of the Merger (the “Effective Time”), (i) each warrant that was outstanding and unexercised immediately prior to the Effective Time to purchase Class C convertible preferred units of USARE OpCo (the “USARE Class C Convertible Preferred Units”) or Class C-1 convertible preferred units of USARE OpCo (the “USARE Class C-1 Convertible Preferred Units”) was automatically exercised on a cashless basis in full in accordance with its terms and (ii) immediately thereafter, each then-issued and outstanding USARE Class C Convertible Preferred Unit and each then-issued and outstanding USARE Class C-1 Convertible Preferred Unit (including each USARE Class C Convertible Preferred Unit and USARE Class C-1 Convertible Preferred Unit issued upon the automatic exercise described in the preceding clause (i)) automatically converted into such number of Class B units of USARE OpCo (the “USARE Class B Units”) into which such USARE Class C Convertible Preferred Unit or USARE Class C-1 Convertible Preferred Unit, as applicable, was convertible in connection with the Merger pursuant to USARE OpCo’s Sixth Amended and Restated Operating Agreement, as amended (the “USARE OA”).

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, at the Effective Time:

(i) each unit of USARE OpCo that was owned by Inflection Point, Merger Sub or USARE OpCo (in treasury or otherwise) immediately prior to the Effective Time (each an “Excluded Unit”) was cancelled and ceased to exist and no consideration was delivered in exchange therefore;

(ii) each incentive unit (the “USARE Incentive Units”) that was issued and outstanding immediately prior to the Effective Time (other than Excluded Units) was, by virtue of the occurrence of the Merger, (x) to the extent the holder of such USARE Incentive Unit was continuously employed by or providing services to USARE OpCo from the Signing Date through the Effective Time, automatically deemed to be fully vested, (y) regardless of such employment or service status, automatically deemed exchanged or converted (on a cashless basis) into a fraction of one Class A unit of USARE OpCo (the “USARE Class A Units”) in accordance with the terms of such USARE Incentive Unit, the USARE OA and the Second Amended and Restated USA Rare Earth, LLC Incentive Plan and each USARE Class A Unit issued or issuable upon such deemed exchange or conversion was treated as being issued and outstanding immediately prior to the Effective Time;

(iii) each warrant to purchase units of USARE OpCo (excluding the USARE Class A Preferred Investor) (the “USARE Warrants”) that was outstanding and unexercised immediately prior to the Effective Time was, by virtue of the occurrence of the Merger, automatically exercised or deemed exercised on a cashless basis in full in accordance with its terms immediately prior to the Effective Time, and each USARE Class A Unit or USARE Class B Unit issued or issuable upon such exercise was treated as being issued and outstanding immediately prior to the Effective Time;

(iv) each USARE Class A Unit that was issued and outstanding immediately prior to the Effective Time (including all USARE Class A Units outstanding or deemed outstanding (a) upon the deemed exchange or conversion of the USARE Incentive Units and (b) upon the deemed exercise of the USARE Warrants, but excluding the Excluded Units) was cancelled and converted into the right to receive a number of shares of New USARE Common Stock equal to the Exchange Ratio (the “Per Unit Base Consideration”) and the right to receive, subject to the vesting conditions described below, a number of shares of New USARE Common Stock equal to the Earn-out Exchange Ratio (the “Per Unit Earn-out Consideration”);

(v) each USARE Class B Unit that was issued and outstanding immediately prior to the Effective Time (including all USARE Class B Units outstanding or deemed outstanding upon the deemed exercise of the USARE Warrants, but excluding the Excluded Units) was cancelled and converted into the right to receive the Per Unit Base Consideration and the Per Unit Earn-out Consideration;

(vi) each Class A-1 convertible preferred unit of USARE OpCo (the “USARE Class A-1 Convertible Preferred Units”) and each Class A-2 convertible preferred unit of USARE OpCo (the “USARE Class A-2 Convertible Preferred Units,” and together with the USARE Class A-1 Convertible Preferred Units, the “USARE Class A Convertible Preferred Units”) that was issued and outstanding immediately prior to the Effective Time (other than Excluded Units) and each USARE Class A Convertible Preferred Unit that was outstanding upon payment-in-kind of all accrued and unpaid dividends on the USARE Class A Convertible Preferred Units was cancelled and converted into the right to receive one share of Series A Preferred Stock (as defined below); and

(vii) each USARE Class A Preferred Investor Warrant was cancelled and converted into the right to receive a Series A Preferred Investor Warrant (as defined below) exercisable for a number of shares of New USARE Common Stock equal to the aggregate number of USARE Class A Units that would be issued upon full exercise of such USARE Class A Preferred Investor Warrant.

Series A Preferred Stock Investment

In connection with the transactions contemplated by the Business Combination Agreement, on the Signing Date, Inflection Point, USARE OpCo and Inflection Point Fund I, LP, an accredited investor that is an affiliate of Inflection Point and the Sponsor (the “Inflection Point Fund”) entered into the Series A SPA. Pursuant to the Series A SPA, Inflection Point Fund had agreed, among other things, to purchase, at Closing, 759,804 shares of New USARE 12% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share, having the rights, preferences and privileges set forth in the Series A Preferred Stock Certificate of Designation (such stock the “Series A Preferred Stock”) and a warrant to purchase 759,804 shares of New USARE Common Stock (the “Series A Preferred Investor Warrant”), for an aggregate purchase price of $9.1 million (the “Series A Preferred Stock Investment”). Each share of Series A Preferred Stock has a stated value of $12.00 (the “Stated Value”). Subsequently, on February 3, 2025, Inflection Point Fund pre-funded the Series A Preferred Stock Investment by purchasing an aggregate of 833,333 USARE Class A-2 Convertible Preferred Units and a USARE Class A Preferred Investor Warrant exercisable for an aggregate of 833,333 USARE Class A Units for an aggregate purchase price of $8.5 million as part of the Additional Class A-2 Convertible Preferred Unit Investment, as defined below. Pursuant to the Series A SPA Termination Agreement, in connection with the pre-funding of the Series A Preferred Stock Investment, the Series A SPA was terminated. Refer to adjustment A below for the impact on the unaudited pro forma condensed combined financial information, as this investment is included in the total proceeds raised in the Additional Class A-2 Convertible Preferred Unit Investment.

On March 11, 2025, Inflection Point and USARE OpCo entered into additional Series A Cumulative Convertible Preferred SPAs with Inflection Point Fund and another accredited investor, Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (together with Inflection Point Fund, the “Additional Series A Cumulative Convertible Preferred Stock Investors”), pursuant to which the Additional Series A Cumulative Convertible Preferred Stock Investors agreed to purchase an aggregate of (i) 784,314 shares of Series A Preferred Stock and (ii) Series A Preferred Investor Warrants exercisable for an aggregate of 784,314 shares of New USARE Common Stock, subject to adjustment, for an aggregate purchase price of $8.0 million. The proceeds of $7.6 million, net of $0.4 million in equity issuance costs, have been allocated between the Series A Preferred Stock and the Series A Preferred Investor Warrants on a relative fair value basis, with $7.4 million allocated to the Series A Preferred Stock and $0.2 million allocated to the Series A Preferred Investor Warrants. Refer to adjustment A below for the impact on the unaudited pro forma condensed combined financial information.

The Series A Preferred Stock is not classified as a liability pursuant to Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”), due to the fact that it is not a mandatorily redeemable financial instrument, it represents an outstanding share, and does not embody an unconditional obligation. The Series A Preferred Stock is redeemable at the option of the holder. Therefore, the Series A Preferred Stock is required to be classified outside of permanent equity pursuant to ASC 480-10-S99 and will be classified within mezzanine equity. The redemption features within the Series A Preferred Stock do not require bifurcation because they do not meet all criteria of a derivative.

Class A Convertible Preferred Investment and Additional Class A-2 Convertible Preferred Unit Investment

On August 21, 2024, USARE OpCo and the Class A Convertible Preferred Unit Investors entered into the Class A Convertible Preferred SPAs. Pursuant to the Class A Convertible Preferred SPAs, the Class A Convertible Preferred Unit Investors purchased an aggregate of (i) 2,500,000 USARE Class A Convertible Preferred Units (USARE Class A-1 Convertible Preferred Units and USARE Class A-2 Convertible Preferred Units) and (ii) USARE Class A Preferred Investor Warrants exercisable into 2,968,750 USARE Class A Units, for an aggregate purchase price of $25.5 million. These amounts are reflected within USARE OpCo’s December 31, 2024 audited consolidated financial statements.

On January 31, 2025, USARE OpCo and the Additional Class A-2 Convertible Preferred Unit Investors entered into Additional Class A-2 Convertible Preferred SPAs, pursuant to which the Additional Class A-2 Convertible Preferred Unit Investors agreed to purchase an aggregate of (i) 1,495,098 USARE Class A-2 Convertible Preferred Units and (ii) USARE Class A Preferred Investor Warrants exercisable for an aggregate of 1,495,098 USARE Class A Units for an aggregate purchase price of $15.3 million (the “Additional Class A-2 Convertible Preferred Unit Investment”). The Additional Class A-2 Convertible Preferred Unit Investment closed on February 3, 2025. The proceeds of $14.5 million, net of $0.8 million in equity issuance costs, have been allocated between the USARE Class A-2 Convertible Preferred Units and the USARE Class A Preferred Investor Warrants on a relative fair value basis, with $14.1 million allocated to the USARE Class A-2 Convertible Preferred Units and $0.4 million allocated to the USARE Class A Preferred Investor Warrants. Refer to adjustment A below for the impact on the unaudited pro forma condensed combined financial information.

The USARE Class A-1 Convertible Preferred Units and the USARE Class A Preferred Investor Warrants are both classified within permanent equity in the unaudited pro forma condensed combined balance sheet. The USARE Class A-2 Convertible Preferred Units are classified within mezzanine equity in the historical portion of the unaudited pro forma condensed combined balance sheet due to a redemption feature which is triggered upon a contingent event that is not solely within USARE OpCo’s control. Specifically, due to the holder's ability to exercise the option to require USARE OpCo to redeem for cash all or any portion of such holder's shares in the event the Business Combination did not close within 12 months of the Business Combination Agreement date and the delay was reasonably deemed to be due to factors within USARE OpCo’s control, there was the potential for a scenario where the holder was able to redeem for cash all or any portion of such holder's shares, resulting in the financial instrument not meeting the criteria for classification within permanent equity. The August 21, 2024 transaction does not result in an adjustment in the December 31, 2024 unaudited pro forma condensed combined financial information as it is reflected in the USARE OpCo historical audited consolidated balance sheet as of December 31, 2024.

Michael Blitzer Promissory Note

Since Inflection Point’s IPO, its only material financing consists of a convertible promissory note issued to Michael Blitzer, Inflection Point’s Chairman and Chief Executive Officer, on August 13, 2024, pursuant to which Inflection Point could borrow up to $2.5 million from Mr. Blitzer, for ongoing expenses reasonably related to the business of Inflection Point and the consummation of the Business Combination or any other initial business combination (the “Convertible Promissory Note”). All unpaid principal under the Convertible Promissory Note shall be due and payable in full on the earlier of (i) November 30, 2024, or such later date by which Inflection Point must consummate a Business Combination pursuant to its governing documents (as may be amended by a shareholder vote) and (ii) the effective date of a Business Combination (such earlier date, the “Maturity Date”), unless accelerated upon the occurrence of an event of default as set forth in the Convertible Promissory Note. Mr. Blitzer had the option, at any time on or prior to the repayment of amounts owed under the Convertible Promissory Note, to convert up to $1.5 million outstanding under the Convertible Promissory Note into warrants to purchase Inflection Point Class A Ordinary Shares at a conversion price of $1.00 per warrant, with each warrant entitling the holder to purchase one Inflection Point Class A Ordinary Share at a price of $11.50 per share, subject to the same adjustments applicable to the Private Placement Warrants. At Closing, Inflection Point had borrowed a total of $1.5 million of the $2.5 million maximum amount noted above. As of December 31, 2024, Inflection Point has borrowed $1.2 million under the Convertible Promissory Note. The remaining balance of $0.3 million is reflected in adjustment A below and shows the impact on the unaudited pro forma condensed combined financial information.

Pursuant to the Blitzer Series A SPA, Inflection Point agreed to issue at Closing, $1.25 million in Stated Value (104,167 shares) of Series A Preferred Stock to Mr. Blitzer in exchange for his forgiveness of 50% of the then-outstanding balance of the Convertible Promissory Note. The Blitzer Series A SPA is in substantially the same form as the Series A SPA, subject to appropriate changes to reflect that (i) the consideration to be paid by Mr. Blitzer is his forgiveness of 50% of the then-outstanding balance of the Convertible Promissory Note issued to him by Inflection Point on August 13, 2024 and (ii) Mr. Blitzer will not receive a Series A Preferred Investor Warrant. In accordance with ASC 470, Debt (“ASC 470”), this exchange (along with the exchange described in the paragraph below) has been determined to be an extinguishment of the Convertible Promissory Note which resulted in an extinguishment loss of $0.9 million. On January 22, 2025, Inflection Point, Mr. Blitzer, and USARE OpCo amended the Blitzer Series A SPA to provide that Inflection Point will issue to Mr. Blitzer, at Closing, a number of shares of Series A Preferred Stock equal to the number of Blitzer Conversion Preferred Shares (amended from 104,167 shares of Series A Preferred Stock) in exchange for his forgiveness of 50% of the then-outstanding balance of the Convertible Promissory Note. Refer to adjustments K1 and FF below for the impact on the unaudited pro forma condensed combined financial information.

Pursuant to the Blitzer Class A SPA, USARE OpCo has issued 122,549 USARE Class A-2 Convertible Preferred Units and a USARE Class A Preferred Investor Warrant to purchase up to 31,250 USARE Class A Units in exchange for Mr. Blitzer’s promise to forgive, at Closing, the remaining 50% of the then-outstanding balance of the Convertible Promissory Note. The Blitzer Class A SPA is in substantially the same form as the Class A Convertible Preferred SPAs, subject to appropriate changes to reflect that the consideration paid by Mr. Blitzer is his promise to forgive 50% of the then-outstanding balance of the Convertible Promissory Note at Closing. In accordance with ASC 470, this exchange (along with the exchange described in the paragraph above) has been determined to be an extinguishment of the Convertible Promissory Note through the settlement of the subscription receivable and recognition of an extinguishment loss of $0.5 million. Refer to adjustment K2 below for the impact on the unaudited pro forma condensed combined financial information.

Hatch Convertible Promissory Note

On July 28, 2023, USARE OpCo and Hatch LTD (“Hatch”) entered into an unsecured $1.0 million Senior Convertible Promissory Note agreement (the “Hatch Note”) with a 10% interest rate, which would have matured on July 28, 2025. Pursuant to the terms and conditions of the Hatch Note, in the event of a fundamental transaction (such as the Business Combination), Hatch may elect, at least five days prior to the closing of such fundamental transaction, that either (a) USARE OpCo will pay Hatch an amount equal to the sum of the outstanding principal balance and accrued and unpaid interest due on the Hatch Note or (b) the Hatch Note may convert into equity with a value equal to the sum of the outstanding principal balance and accrued and unpaid interest due on the Hatch Note divided by the Conversion Price (as defined in the Hatch Note). Total accrued and unpaid interest as of December 31, 2024 was $0.1 million.

On February 26, 2025, USARE OpCo and Hatch entered into a Letter Agreement for the purpose of settling and satisfying the Hatch Note in full and terminating the Hatch Note by USARE OpCo issuing 683,512 USARE Class A Units to Hatch. This transaction to settle the Hatch Note occurred and was effective as of immediately prior to, and in all cases only contingent upon, the Effective Time of the Merger. Refer to adjustments B and GG below for the impact on the unaudited pro forma condensed combined financial information.

USARE Incentive Unit Acceleration

Each USARE Incentive Unit that was issued and outstanding immediately prior to the Effective Time (other than Excluded Units) was, by virtue of the occurrence of the Merger, (x) to the extent the holder of such USARE Incentive Unit was continuously employed by or providing services to USARE OpCo from the Signing Date through the Effective Time, automatically deemed to be fully vested, (y) regardless of such employment or service status, automatically deemed exchanged or converted (on a cashless basis) into a fraction of one USARE Class A Unit in accordance with the terms of such USARE Incentive Unit, the USARE OA and the Second Amended and Restated USA Rare Earth, LLC Incentive Plan and each USARE Class A Unit issued or issuable upon such deemed exchange or conversion was treated as being issued and outstanding immediately prior to the Effective Time. In accordance with ASC 718, Compensation - Stock Compensation, the accelerated vesting terms result in an additional compensation charge equal to the unrecognized compensation expense of the USARE Incentive Units immediately before the acceleration triggered by the Merger of $0.2 million. Refer to adjustments H and DD below for the impact on the unaudited pro forma condensed combined financial information.

Sponsor Support Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, the Sponsor, Inflection Point and USARE OpCo entered into the Sponsor Support Agreement pursuant to which the Sponsor agreed to, among other things, (i) vote to adopt and approve the Business Combination Agreement and the other documents contemplated therein and the transactions contemplated therein and (ii) forfeit New USARE Warrants for 60,000 shares of New USARE Common Stock for every $1.0 million by which (x) the gross proceeds at Closing from the Trust Account established by Inflection Point in connection with its IPO (after giving effect to the Redemption) plus (y) the gross proceeds from the Class A Convertible Preferred Investment, the Series A Preferred Stock Investment and any PIPE Investment are below $50.0 million, up to a maximum of New USARE Warrants being forfeited for 1,500,000 shares of New USARE Common Stock. These New USARE Warrants are recorded entirely within permanent equity. On January 31, 2025, the Sponsor, Inflection Point, and USARE OpCo amended the Sponsor Support Agreement to remove the potential forfeiture related to such New USARE Warrants. The potential forfeiture and subsequent amendment to remove the potential forfeiture of such New USARE Warrants will not result in an impact to the unaudited pro forma condensed combined balance sheet and therefore no pro forma adjustment is required.

Cantor Fee Reduction Agreement

Pursuant to that certain Underwriting Agreement between Inflection Point and Cantor Fitzgerald & Co., as representative of the several underwriters (“Cantor”), dated May 24, 2023 (as it may be amended from time to time), Inflection Point previously agreed to pay to Cantor an aggregate cash amount of $13.1 million as “deferred underwriting commissions” (the “Original Deferred Fee”) upon the consummation of an initial business combination, as contemplated by the final prospectus of Inflection Point, filed with the SEC (File No. 333-271128), and dated May 24, 2023. Solely in connection with the Business Combination, Inflection Point, Cantor and USARE OpCo have entered into that certain fee reduction agreement, dated as of August 20, 2024 (the “Fee Reduction Agreement”), pursuant to which, upon consummation of the Business Combination, Cantor will accept, in lieu of such Original Deferred Fee: (i) either (at Inflection Point’s option) (A) a cash fee of $4.0 million or (B) (1) a cash fee of $2.0 million plus (2) 400,000 shares of New USARE Common Stock, plus (ii) 2.0% of the amount by which the Total Capital Raised (as defined in the Fee Reduction Agreement) exceeds $50.0 million. Additionally, solely if Inflection Point elects to pay the all-cash fee discussed above, Cantor will forfeit Private Placement Warrants for 1,650,000 Inflection Point Class A Ordinary Shares. The Company paid the reduced deferred fee using option (A), paying the cash fee of $4.0 million. As such, as a pro forma adjustment, the Company relieved the total deferred underwriting fee payable to Cantor, recorded the cash fee payment of $4.0 million, and recognized the difference within additional paid-in capital. Refer to adjustment J below for the impact on the unaudited pro forma condensed combined financial information.

Aggregate Earn-out Consideration

Following the Closing, within five business days after the occurrence of a Triggering Event (means either Triggering Event I or Triggering Event II, as defined below), Inflection Point shall issue or cause to be issued to the current USARE OpCo shareholders up to 10,000,000 additional shares of New USARE Common Stock (which shall be equitably adjusted for any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to shares of New USARE Common Stock occurring after the Closing) in two tranches (the “Earnout”).

The first tranche of the Earnout would include 5,000,000 shares (“Earnout Shares”) and would be distributed if, during the time period beginning on the date that is first anniversary of the Closing Date and ending on the date that is the sixth anniversary of the Closing Date (the “Earnout Period”), the market price of the New USARE Common Stock is greater than or equal to $15 per share and less than $20 per share (“Triggering Event I”). The second tranche of 5,000,000 shares of the Earnout would be distributed if, during the Earnout Period, the market price of the New USARE Common Stock is greater than or equal to $20 per share (“Triggering Event II”). Lastly, in the event of a Change of Control (as defined in the Business Combination Agreement) during the Earnout Period, the Earnout issuance would be accelerated, and the current shareholders of USARE OpCo would receive Earnout Shares based on the implied value of the New USARE Common Stock that the holders would receive as consideration in the Change of Control event. If the implied value of the New USARE Common Stock is greater than or equal to $15 per share and less than $20 per share, the holders would receive 5,000,000 Earnout Shares. If the implied value of the New USARE Common Stock is greater than or equal to $20 per share, the holders would receive 10,000,000 Earnout Shares. The Company has concluded that the Change of Control provision results in the Earnout Shares being considered not to be indexed to the Company’s own shares pursuant to the guidance within ASC 815, Derivatives and Hedging, and therefore the Earnout Shares are being recorded as a liability. Subsequent changes in the fair value of the Earnout Shares liability would then be recognized in earnings each reporting period. Refer to adjustment I below for the impact on the unaudited pro forma condensed combined financial information.

Compensation of the Sponsor and its Affiliates in Connection with the Business Combination

The Sponsor received at the Closing (i) 6,250,000 shares of New USARE Common Stock pursuant to the Sponsor Share Conversion and the Domestication, which it acquired for an aggregate purchase price of $25 thousand and (ii) New USARE Warrants for 6,000,000 shares of New USARE Common Stock upon the conversion of Inflection Point Warrants for 6,000,000 shares of Inflection Point Class A Ordinary Shares in the Domestication, which it acquired in a private placement consummated simultaneously with the IPO at a price of $1.00 per warrant, for an aggregate purchase price of $6.0 million (each a “Private Placement Warrant”). Refer to adjustment M below for the impact on the unaudited pro forma condensed combined financial information as these amounts are included in the recapitalization into New USARE Common Stock.

Compensation of Cohen & Company Capital Markets

Under USARE OpCo’s agreement with J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division (“CCM”), CCM received 877,500 shares of New USARE Common Stock at the Closing. Refer to adjustment E2 below for the impact on the unaudited pro forma condensed combined financial information.

CCM will also receive up to 100,000 additional shares of New USARE Common Stock upon the occurrence of a Triggering Event. Upon the occurrence of Triggering Event I, CCM will receive 50,000 shares of New USARE Common Stock. Upon the occurrence of Triggering Event II, CCM will receive 50,000 shares of New USARE Common Stock. Refer to adjustment I below for the impact on the unaudited pro forma condensed combined financial information.

Non-Redemption and Forward Purchase Agreements

In connection with the Extension Meeting (as defined below), on November 13, 2024, Inflection Point and Newtyn (as defined below) entered into the Newtyn Non-Redemption Agreement, pursuant to which Newtyn agreed not to redeem (or to validly rescind any redemption requests with respect to) an aggregate of 700,000 Public Shares in connection with the Extension Meeting in exchange for a forward purchase option with respect to up to 700,000 Public Shares . Pursuant to the forward purchase option, Newtyn had the right, but not the obligation, to enter into a forward purchase transaction with respect to up to 700,000 Public Shares in connection with the Closing.

On November 14, 2024, Inflection Point and Harraden (as defined below) entered into a non-redemption agreement pursuant to which Harraden agreed not to redeem (or to validly rescind any redemption requests with respect to) an aggregate of 700,000 Public Shares in connection with the Extension Meeting in exchange for a forward purchase option with respect to up to 700,000 Public Shares. Pursuant to the forward purchase option, Harraden had the right, but not the obligation, to enter into a forward purchase transaction with respect to up to 700,000 Public Shares in connection with the Closing.

Also on November 14, 2024, Inflection Point and L1 (as defined below) entered into a non-redemption agreement pursuant to which L1 agreed not to redeem (or to validly rescind any redemption requests with respect to) an aggregate of 300,000 Public Shares in connection with the Extension Meeting in exchange for a forward purchase option with respect to up to 300,000 Public Shares. Pursuant to the forward purchase option, L1 had the right, but not the obligation, to enter into a forward purchase transaction with respect to up to 300,000 Public Shares in connection with the Closing.

On March 11, 2025, pursuant to the options described above, Inflection Point and USARE OpCo entered into (i) a forward purchase agreement with Harraden Circle Investors LP, Harraden Circle Special Opportunities LP and Harraden Circle Strategic Investments LP (collectively, “Harraden,” and such agreement, the “Harraden Forward Purchase Agreement”), (ii) a forward purchase agreement with Newtyn TE Partners, LP and Newtyn Partners, LP (collectively, “Newtyn,” and such agreement, the “Newtyn Forward Purchase Agreement”), and (iii) a forward purchase agreement with L1 Capital Global Opportunities Master Fund (“L1,” and such agreement, the “L1 Forward Purchase Agreement,” and together with the Harraden Forward Purchase Agreement and the Newtyn Forward Purchase Agreement, the “Forward Purchase Agreements”), each for over-the-counter Equity Prepaid Forward Transactions (each, a “Forward Purchase Transaction” and, together, the “Forward Purchase Transactions”). Each Forward Purchase Agreement amended, restated and superseded in its entirety separate forward purchase agreements with each of the Sellers (as defined below), dated March 10, 2025, which had identical terms to those described herein, except that the Reset Price (as defined in the Forward Purchase Agreements) was not subject to the floor price described below. For purposes of the Forward Purchase Agreements, each of Harraden, Newtyn and L1 are referred to, individually, as a “Seller” and, collectively, as the “Sellers”). For purposes of the Forward Purchase Agreements, Inflection Point and New USARE are referred to as the “Counterparty” prior to and after the Business Combination, respectively.

Pursuant to the terms of the Forward Purchase Agreements, (i) Harraden agreed to hold up to 892,825 Public Shares, (ii) Newtyn agreed to hold up to 700,000 Public Shares, and (iii) L1 agreed to hold up to 297,669 Public Shares in connection with the Closing. For purposes of the Forward Purchase Agreements, the Public Shares held by each Seller are referred to as such Seller’s “FPA Shares.” Each Seller, acting separately and solely for its own account, was permitted, if necessary, to (i) reverse its previous election to redeem its Public Shares in connection with the Business Combination pursuant to the redemption rights set forth in Inflection Point’s amended and restated memorandum and articles of association or (ii) purchase Public Shares through a broker in the open market from holders of Public Shares (other than Inflection Point), including from holders who have previously elected to redeem their Public Shares in connection with the Business Combination pursuant to the redemption rights set forth in Inflection Point’s amended and restated memorandum and articles of association. The aggregate number of shares subject to each Forward Purchase Agreement (the “Number of Shares”) was the aggregate number of FPA Shares as notified to Counterparty by the applicable Seller, but in no event more than such Seller’s number of FPA Shares set forth above. Each Seller notified the Counterparty that it would subject the maximum Number of Shares to their respective Forward Purchase Agreements. The Number of Shares is subject to reduction following the full or partial optional early termination of the Forward Purchase Agreements as described below.

Each Forward Purchase Agreement provides that no later than the earlier of (a) one business day after the Closing and (b) the date any assets from Inflection Point’s trust account are disbursed in connection with the Business Combination, the Seller under such Forward Purchase Agreement was paid directly, out of the funds held in Inflection Point’s trust account, an amount (the “Prepayment Amount”) equal to the product of (i) the Number of Shares and (ii) an amount (the “Initial Price”) equal to the redemption price per share payable to investors who elected to redeem in connection with the Business Combination.

From time to time on any day the Nasdaq is open for trading following the date of the Closing (any such date, an “OET Date”), each Seller may, in its absolute discretion, elect to sell any and all FPA Shares it owns. Any such sale shall automatically terminate such Seller’s Forward Purchaser Transaction in whole or in part with respect to any such number of sold shares. Seller shall, on any day of such OET Date, give written notice to the Counterparty of such termination and specify the number of sold FPA Shares (such quantity, the “Terminated Shares”). As of each OET Date, the Counterparty shall be entitled from Seller, and the Seller shall pay to the Counterparty, an amount equal to the product of (a) the then in effect Reset Price (as defined in the Forward Purchase Agreement and subject to a floor of $4.00) and (b) the number of Terminated Shares.

Each Forward Purchase Agreement’s maturity date will be the date 90 days after the Closing (the “Maturity Date”). Upon the occurrence of the Maturity Date, in exchange for delivery of the then Number of Shares under each Forward Purchase Transaction, the Counterparty shall pay each Seller an amount (the “Maturity Consideration”) equal to (i) the number of FPA Shares less the number of Terminated Shares multiplied by (ii) the Initial Price. The Seller will retain the Maturity Consideration from the Prepayment Amount paid by the Counterparty to the Seller.

Each Forward Purchase Agreement may be terminated by any of the parties thereto if any of the following events occur: (a) failure to consummate the Business Combination on or before the Outside Date (as defined in the Business Combination Agreement), as such Outside Date may be amended or extended from time to time, (b) termination of the Business Combination Agreement prior to the Closing, (c) it being, or, as a consequence of a change in law, regulation or interpretation, it becomes or will become, unlawful for the Seller to perform any of its obligations contemplated by a Forward Purchase Agreement, or (d) upon the occurrence of any Material Adverse Change (as defined in the Forward Purchase Agreements) of the Counterparty. Upon any termination that occurs following the closing of the Business Combination due to clauses (c) or (d) above, Counterparty shall be obligated to promptly accept for redemption all of Seller’s FPA Shares less the number of Terminated Shares in exchange for the Initial Price.

With respect to the Forward Purchase Agreements, as net proceeds for the shares issued to the Sellers are $0, New USARE has preliminarily determined that the shares are reflected as having been issued in exchange for a subscription receivable. Refer to adjustment C below for the impact on the unaudited pro forma condensed combined financial information related to the forward purchase agreements. Refer to adjustments L and EE below for the impact on the unaudited pro forma condensed combined financial information related to the forward purchase options.

Conversion of Sponsor Shares

On November 18, 2024, pursuant to the terms of the Cayman Constitutional Documents, the Sponsor elected to convert 6,200,000 outstanding Inflection Point Class B Ordinary Shares held by it on a one-for-one basis into Inflection Point Class A Ordinary Shares, with immediate effect. Following such conversion and giving effect to the redemption of some of the Public Shares in connection with the Extension Amendment, as of November 18, 2024, Inflection Point had an aggregate of 8,405,349 Inflection Point Class A Ordinary Shares issued and outstanding and 50,000 Inflection Point Class B Ordinary Shares issued and outstanding as of December 31, 2024. This transaction does not result in an adjustment in the December 31, 2024 unaudited pro forma condensed combined financial information as it is reflected in the Inflection Point historical audited consolidated balance sheet as of December 31, 2024.

Extension Proposal

On November 18, 2024, Inflection Point held an extraordinary general meeting in lieu of an annual meeting of shareholders (the “Extension Meeting”). At the Extension Meeting, Inflection Point’s Public Shareholders approved a proposal to amend the Cayman Constitutional Documents to extend the date by which the Company must complete a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination involving Inflection Point and one or more businesses from November 30, 2024 to August 21, 2025.

The submission of the Extension Proposal to amend the Cayman Constitutional Documents entitled Public Shareholders to redeem their Public Shares for their pro rata portion of the funds held in the Trust Account. In connection with the Extension Meeting, shareholders holding an aggregate of 22,794,651 Public Shares of the Company exercised their right to redeem their shares for approximately $10.83 per share of the funds held in Inflection Point’s Trust Account for a total amount of $246.9 million paid from the Trust Account.

Business Combination Approval

On March 10, 2025, Inflection Point held an extraordinary general meeting (the “Extraordinary General Meeting”) to confirm final approval of the Business Combination Agreement. In connection with the Extraordinary General Meeting, 128,140 Public Shares of the Company were redeemed.

The following summarizes the pro forma outstanding shares:

Total Capitalization	Actual Redemptions (Shares)%
Inflection Point Public Shareholders (1)	2,077,209	2.4%
USARE OpCo shareholders	72,747,711	83.4%
Sponsor (2)	6,250,000	7.2%
Series A Cumulative Convertible Preferred shareholders (3)	5,233,835	6.0%
Shares issued to CCM	877,500	1.0%
Pro forma outstanding shares at December 31, 2024	87,186,255	100.0%

(1)	Reflects the redemption of 128,140 Public Shares in conjunction with the Extraordinary General Meeting held on March 10, 2025.

(2)	Includes 6,200,000 Inflection Point Class A Ordinary Shares resulting from the Sponsor converting 6,200,000 of its Inflection Point Class B Ordinary Shares on a one-to-one basis to Inflection Point Class A Ordinary Shares on November 18, 2024 and 50,000 Inflection Point Class B Ordinary Shares that were held by the Sponsor.

(3)	Includes 4,971,739 shares of New USARE Common Stock underlying 4,971,739 shares of Series A Preferred Stock issued to the Class A Convertible Preferred Unit Investors upon conversion of 3,995,098 USARE Class A Convertible Preferred Units (taking into account accrued payment-in-kind interest through March 12, 2025) and 784,314 shares of Series A Preferred Stock issued to the Additional Series A Cumulative Preferred Stock Investors; 131,048 shares of New USARE Common Stock underlying 131,048 shares of Series A Preferred Stock issued to Mr. Blitzer upon conversion of 122,549 USARE Class A-2 Convertible Preferred Units (taking into account accrued payment-in-kind interest through March 12, 2025) issued to him pursuant to the Blitzer Class A SPA; and 131,048 shares of New USARE Common Stock underlying 131,048 shares of Series A Preferred Stock (taking into account accrued payment-in-kind interest through March 12, 2025) issued to Mr. Blitzer at the close of the Business Combination pursuant to the Blitzer Series A SPA. In each case, no adjustment to the $12.00 initial conversion price of the Series A Preferred Stock is assumed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2024

(in thousands, except share and per share amounts)

	Inflection Point (Historical)	USA Rare Earth (Historical)	Additional Financings		Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$2	$16,761	$22,338	A	$2,042	C	$26,218
					(4,869)	E1
					(6,056)	E2
					(4,000)	J
Prepaid expenses and other current assets	58	378	—		—		436
Deferred offering costs	—	5,134	—		(5,134)	E2	—
Lease right-of-use assets	—	30	—		—		30
Total Current Assets	60	22,303	22,338		(18,017)		26,684
Marketable securities held in Trust Account	24,075	—	—		(24,075)	C	—
Property, plant and equipment, net	—	26,529	—		—		26,529
Mineral interests, at cost	—	17,125	—		—		17,125
Equipment deposits	—	3,060	—		—		3,060
Other non-current assets	—	52	—		—		52
Total Assets	$24,135	$69,069	$22,338		$(42,092)		$73,450

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$2,742	$1,823	$—		$(2,533)	E1	$2,032
Accrued liabilities	—	3,071	—		(143)	B	1,247
					(1,681)	E2
Derivative liability	—	1,164	—		(1,164)	B	—
Notes payable	—	831	—		(831)	B	—
Convertible promissory note - related party	1,200	—	250	A	(725)	K1	—
					(725)	K2
Lease liability, current	—	23	—		—		23
Other current liabilities	—	13	—		—		13
Total Current Liabilities	3,942	6,925	250		(7,802)		3,315
Earnout liability	—	—	—		102,536	I	102,536
Deferred grants	—	8,200	—		—		8,200
Forward purchase agreements	49	—	—		(49)	L	—
Deferred underwriting fee payable	13,100	—	—		(13,100)	J	—
Total Liabilities	17,091	15,125	250		81,585		114,051

Class A ordinary shares subject to possible redemption, 2,205,349 issued and outstanding shares at redemption value of $10.92 per share as of December 31, 2024	24,075	—	—		(1,243)	C	—
					(22,832)	F
New USARE 12% Series A Cumulative Convertible Preferred Stock, par value $0.0001	—	—	7,393	A	1,578	K1	44,241
					35,270	M
Class A-2 Convertible preferred shares subject to possible redemption of $15,405 at December 31, 2024, no par value, 25,000,000 authorized and 1,510,297 outstanding as of December 31, 2024	—	11,804	14,097	A	(25,901)	M	—
Subscription receivable	—	(967)	—		967	K2	—
SHAREHOLDERS’ EQUITY (DEFICIT)
New USARE Common Stock, par value $0.0001 per share	—	—	—		1	F	9
					8	M
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 6,200,000 issued and outstanding (excluding 2,205,349 shares subject to possible redemption) as of December 31, 2024	1	—	—		(1)	M	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 50,000 issued and outstanding as of December 31, 2024	—	—	—		—		—
Class A Common, no par value, 500,000,000 units authorized; 206,520,542 units outstanding as of December 31, 2024	—	3,704	—		(3,704)	M	—
Class B Common, no par value, 500,000,000 units authorized; 20,778,672 units outstanding as of December 31, 2024	—	3,189	—		(3,189)	M	—
Class A-1 Convertible preferred shares/units, no par value, 25,000,000 units authorized; 1,228,716 units outstanding as of December 31, 2024	—	9,369	—		(9,369)	M	—
Class C Convertible preferred shares/units, no par value, 58,228,499 units authorized and outstanding as of December 31, 2024	—	79,314	—		(79,314)	M	—
Class C-1 Convertible preferred shares/units, no par value, 30,000,000 units authorized; 8,520,221 units outstanding as of December 31, 2024	—	14,534	—		(14,534)	M	—
Additional paid-in capital	—	3,509	598	A	2,138	B	12,636
					(6,946)	E2
					22,831	F
					(17,032)	G
					240	H
					(102,536)	I
					9,100	J
					100,734	M
Subscription receivable	—	(283)	—		(20,790)	C	(20,790)
					283	K2
Accumulated deficit	(17,032)	(72,872)	—		(2,336)	E1	(79,340)
					(2,563)	E2
					17,032	G
					(240)	H
					(853)	K1
					(525)	K2
					49	L
Non-controlling interests	—	2,643	—		—		2,643
Total Shareholders’ Equity (Deficit)	(17,031)	43,107	22,088		(111,516)		(84,842)
Total Liabilities and Shareholders’ Equity (Deficit)	$24,135	$69,069	$22,338		$(42,092)		$73,450

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(in thousands, except share and per share amounts)

	Inflection Point Historical	USA Rare Earth Historical	Transaction Accounting Adjustments		Pro Forma Combined
Operating Costs and Expenses:
Formation and operating costs	$4,077	$—	$—		$4,077
General and administrative	—	6,209	2,336	BB	11,348
			2,563	CC
			240	DD
Other employee compensation	—	6,022	—		6,022
Mining exploration, development and other	—	1,078	—		1,078
Equity-based compensation	—	1,738	—		1,738
Research and development	—	303	—		303
Depreciation and amortization	—	235	—		235
Total Operating Costs and Expenses	4,077	15,585	5,139		24,801
Loss from operations	(4,077)	(15,585)	(5,139)		(24,801)
Other Income and Expense
Investment income	—	285	—		285
Other income, net	—	11	—		11
Impairment of equity investments	—	(405)	—		(405)
Change in fair value of financial instruments	—	(379)	744	GG	365
Interest income / (expense), net	6	(319)	311	GG	(2)
Loss on issuance of forward purchase agreements	(485)	—	485	EE	—
Change in fair value of forward purchase agreements	436	—	(436)	EE	—
Dividend income earned on marketable securities held in Trust Account	12,020	—	(12,020)	AA	—
Loss on extinguishment of promissory note	—	—	(1,378)	FF	(1,378)
Total Other Income and Expense	11,977	(807)	(12,294)		(1,124)
Net Income (Loss)	$7,900	(16,392)	$(17,434)		(25,926)

Net Loss Attributable to Non-controlling Interest		(657)			(657)

Net Loss Attributable to USARE OpCo Members/ New USARE Shareholders		$(15,735)			$(25,269)

Basic and diluted weighted average shares outstanding, Redeemable shares	22,321,940
Basic and diluted net income per share	$0.39
Basic and diluted weighted average shares outstanding, Non-redeemable shares	6,250,000
Basic and diluted net loss per share	$(0.14)

Basic and diluted weighted average units outstanding, Class A Common		206,520,542
Basic and diluted net loss per common unit, Class A Common		$(0.11)
Basic and diluted weighted average units outstanding, Class B Common		20,778,672
Basic and diluted net loss per common unit, Class B Common		$(0.11)

Basic and diluted weighted average shares outstanding					81,952,420
Basic and diluted net loss per share					$(0.40)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Inflection Point will be treated as the “accounting acquiree” and USARE OpCo as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of USARE OpCo issuing shares for the net assets of Inflection Point, followed by a recapitalization. The net assets of Inflection Point will be stated at historical cost. Operations prior to the Business Combination will be those of USARE OpCo.

The unaudited pro forma condensed combined balance sheet as of December 31, 2024 assumes that the Business Combination and related transactions occurred on December 31, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 gives pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2024. These periods are presented on the basis that USARE OpCo is the acquirer for accounting purposes.

The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that Inflection Point believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Inflection Point believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of Inflection Point and USARE OpCo.

Note 2. Accounting Policies and Reclassifications

Management performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management did not identify any material differences related to the application of the accounting policies applied by Inflection Point and USARE OpCo that would require adjustments in the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

As part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align Inflection Point’s financial statement presentation with that of USARE OpCo.

Note 3. Adjustments to the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Inflection Point has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. Inflection Point and USARE OpCo have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amount presented in the unaudited pro forma condensed combined statement of operations is based upon the number of shares of New USARE Common Stock outstanding, assuming the Business Combination and related transactions occurred on January 1, 2024.

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet Resulting from Additional Financing Transactions

The pro forma adjustments for additional financing transactions represent significant transactions completed by USARE OpCo and Inflection Point subsequent to December 31, 2024 as follows:

A.	Represents (1) Inflection Point’s issuance of the Convertible Promissory Note to Michael Blitzer, its Chief Executive Officer, on August 13, 2024, pursuant to which Inflection Point could borrow up to $2.5 million from Mr. Blitzer, for ongoing expenses reasonably related to the business of Inflection Point and the consummation of the Business Combination; (2) the issuance of USARE Class A-2 Convertible Preferred Units and USARE Class A Preferred Investor Warrants pursuant to the Additional Class A-2 Convertible Preferred SPAs executed on January 31, 2025 which generated proceeds of $14.5 million, net of equity issuance costs of $0.8 million; and (3) the issuance of Series A Preferred Stock and Series A Preferred Investor Warrants pursuant to the Additional Series A Convertible Preferred SPAs executed on March 11, 2025 which generated proceeds of $7.6 million, net of equity issuance costs of $0.4 million.

For the USARE Class A-2 Convertible Preferred Unit investment, the net proceeds are allocated on a relative fair value basis, resulting in $14.1 million being allocated to the USARE Class A-2 Convertible Preferred Units and $0.4 million being allocated to the USARE Class A Preferred Investor Warrants.

For the Series A Preferred Stock investment, the net proceeds are allocated on a relative fair value basis, resulting in $7.4 million being allocated to the Series A Preferred Stock and $0.2 million being allocated to the Series A Preferred Investor Warrants.

As of December 31, 2024, Inflection Point has borrowed $1.2 million from Mr. Blitzer under the Convertible Promissory Note and an additional $0.3 million was borrowed subsequent to year end, which has been reflected in the unaudited pro forma condensed combined financial information.

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2024 are as follows:

B.	Represents the elimination of accrued interest of $0.1 million, notes payable balance of $0.8 million, and related derivative liability of $1.2 million related to the Hatch Note as a result of the settlement of the Hatch Note in full by issuing 683,512 USARE Class A Common Units to Hatch with a total equity value of $2.1 million.

C.	Reflects (1) the additional redemption of 128,140 Public Shares subsequent to December 31, 2024 for aggregate redemption payments of $1.4 million using a redemption price of $11.00 per share in connection with the Extraordinary General Meeting which occurred on March 10, 2025, (2) the Prepayment Amount of $20.8 million paid directly to the Sellers pursuant to the Forward Purchase Agreements (and recorded as a subscription receivable), and (3) the reclassification of the remaining marketable securities of $2.0 million held in the Trust Account, after the impact of the redemptions and the Prepayment Amount noted above and dividend income of $0.2 million earned subsequent to December 31, 2024 through February 28, 2025, to Cash and cash equivalents.

D.	Not used.

E.	Represents transaction costs of USARE OpCo and of Inflection Point in connection with the Business Combination.

1.	Inflection Point’s total transaction costs of $5.4 million include legal, advisory, printing, and accounting fees. Of this amount, $3.0 million has already been incurred as of December 31, 2024, of which $2.5 million has been included within Inflection Point’s accounts payable, and $0.5 million has been paid and is reflected in the December 31, 2024 historical financial statements of Inflection Point. Therefore $4.9 million remains to be paid at Closing ($5.4 million less $0.5 million). These transaction costs are directly attributable to the Business Combination and are recorded to general and administrative expenses (refer to adjustment BB).

2.	USARE OpCo’s total estimated transaction costs of $21.9 million include legal, advisory, and accounting fees ($18.6 million) and bonuses ($3.3 million).

Of the $18.6 million legal, advisory, and accounting fees, $5.1 million has been incurred as of December 31, 2024 and is recorded in Deferred offering costs — $4.2 million has been paid in cash and the remaining $0.9 million is included in USARE OpCo’s accrued liabilities. USARE OpCo expects to incur an additional $13.5 million of offering costs — $4.1 million will be paid in cash at or prior to the Closing (which includes $1.0 million to be paid to CCM as an advisory fee), which includes the $0.9 million recorded in Accrued liabilities, and the remaining $10.3 million will be paid in New USARE Common Stock as a result of USARE OpCo’s arrangement with CCM whereby USARE OpCo agreed to pay a fee for certain advisory services relating to the Business Combination and has been recorded as an increase to additional paid-in capital. The fee equates to a total of 877,500 shares of New USARE Common Stock, which were valued at $11.67 per share, resulting in a total value of $10.3 million. These offering costs are recorded as a reduction to additional paid-in capital given the Business Combination is being accounted for as a reverse recapitalization.

Of the $3.3 million related to bonuses, $1.9 million was paid in cash and represents a one-time compensation expense to certain employees and consultants pursuant to existing transaction bonus agreements which provided for a bonus payment that was triggered by the close of the Business Combination, of which $0.8 million has already been incurred as of December 31, 2024 and is included in USARE OpCo’s accrued liabilities. An additional $0.6 million of this bonus amount was paid in USARE Class A Units, and represents a one-time compensation expense to certain consultants, pursuant to existing transaction bonus agreements which provided for the units to be paid as a bonus by the close of the Business Combination. The remaining $0.8 million was paid in restricted stock units, and represents a one-time compensation expense to certain employees, including USARE OpCo’s Chief Executive Officer, pursuant to existing employment agreements which provided for the payment of these restricted stock units upon the completion of the Business Combination. These bonuses are recorded within general and administrative expenses due to the nature of these expenses being compensatory in nature (refer to adjustment CC).

F.	Reflects the reclassification of 2,077,209 Inflection Point Class A Ordinary Shares subject to possible redemption valued at $22.8 million into permanent equity.

G.	Reflects the reclassification of Inflection Point’s historical accumulated deficit of $17.0 million to additional paid-in capital as part of the reverse recapitalization.

H.	Reflects the one-time equity compensation expense of $0.2 million related to the accelerated vesting of legacy USARE Incentive Units pursuant to pre-existing grant agreements, which provided for such acceleration upon a change in control, which was triggered by the Business Combination.

I.	Represents the estimated fair value of the earnout liability upon consummation of the Business Combination. The earnout shares are issuable starting on the first anniversary of the Closing Date and ending on the sixth anniversary of the Closing Date, however they are contingent upon various triggering events being met. The triggering events include Triggering Event I and Triggering Event II:

–	Triggering Event I = the stock price of the New USARE Common Stock is greater than or equal to $15 per share.

–	Triggering Event II = the stock price of the New USARE Common Stock is greater than or equal to $20 per share.

Notwithstanding anything to the contrary herein, in the event of a change of control of New USARE during the Earnout Period, earnout shares will be issued if the eligible current USARE OpCo holders have the right to receive consideration implying a value per share of the New USARE Common Stock greater than or equal to $15 per share. As the shares are cancellable, they will not be considered outstanding at Closing.

The valuation of the earnout liability was calculated using a Monte Carlo simulation. The stock price on the valuation date was $10.92, with an earnout period beginning on the date that is the first anniversary of the Closing Date and ending on the date that is the sixth anniversary of the Closing Date. The risk-free rate of the remaining term is 4.33%, and the rounded equity volatility is 66.0%. These inputs resulted in simulations determining estimated fair value outcomes between $102.3 million and $102.8 million. Therefore, the average estimated fair value of these outcomes of $102.5 million, or $10.15 on a per share basis, was used for the estimated fair value of the earnout liability.

As the shares are only issuable upon the various triggering events, the potential outcomes include a range from no liability (if no triggering event occurs) to the value of the full 10,100,000 shares to be issued if both triggering events are achieved. Taking into account the potential upside due to share appreciation, the simulation provides a maximum aggregate liability of $205.7 million, or $17.41 on a per share basis for Triggering Event I and $23.32 on a per share basis for Triggering Event II, for an average per share value of $20.37.

J.	Reflects the settlement of the Inflection Point $13.1 million deferred underwriting fee payable to Cantor as part of the Fee Reduction Agreement that was accrued on the balance sheet as of December 31, 2024 and due upon Closing. New USARE settled the deferred underwriting fee payable by paying $4.0 million in cash. The difference of $9.1 million between the payment to settle the deferred underwriting fee payable and the balance of the deferred underwriting fee payable as of December 31, 2024 is reflected within additional paid-in capital.

K.	Represents the exchange/settlement of Michael Blitzer’s convertible promissory note as follows:

1.	Inflection Point issued at Closing 122,549 shares of Series A Preferred Stock to Mr. Blitzer in exchange for his forgiveness of 50% of the then-outstanding balance of the Convertible Promissory Note. The fair value of the Series A Preferred Stock being issued to Mr. Blitzer for this forgiveness is $1.6 million. As a result, an extinguishment loss of $0.9 million was recognized in connection with the forgiveness of $0.7 million in Convertible Promissory Notes.

2.	USARE OpCo issued 122,549 USARE Class A-2 Convertible Preferred Units and a USARE Class A Preferred Investor Warrant to purchase up to 31,250 USARE Class A Units in exchange for Mr. Blitzer’s promise to forgive, at Closing, the remaining 50% of the then-outstanding balance of the Convertible Promissory Note, totaling $0.7 million. As of December 31, 2024, this was accounted for as a subscription receivable, with $0.3 million of the receivable recorded within permanent equity and $1.0 million within mezzanine equity. The subscription receivable is settled in the December 31, 2024 unaudited pro forma condensed combined balance sheet given it was exchanged for 50% of the then-outstanding balance of the Convertible Promissory Note upon the Closing. The remaining balance of $0.5 million was recognized as an extinguishment loss.

L.	Reflects the elimination of the forward purchase agreement options as these options were exercised at Closing.

M.	Represents the recapitalization of 1) historical USARE Class A, Class B, Class C, and Class C-1 shares/units and the remaining Inflection Point Class A Ordinary Shares into New USARE Common Stock after giving effect to the Exchange Ratio at the close of the Business Combination and 2) historical USARE Class A-1 and Class A-2 Convertible Preferred Units into Series A Preferred Stock.

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

AA.	Reflects elimination of investment income on the Trust Account of $12.0 million for the year ended December 31, 2024.

BB.	Reflects estimated non-recurring transaction costs not reflected in the December 31, 2024 historical audited financial statements to be incurred by Inflection Point of $2.3 million as if they were incurred on January 1, 2024, the date the Business Combination occurred for purposes of the unaudited pro forma condensed combined statement of operations.

CC.	Reflects the one-time compensation expense of $2.6 million related to bonuses of $1.9 million paid in cash to certain USARE OpCo employees and consultants pursuant to existing transaction bonus agreements which provided for a bonus payment that was triggered by the close of the Business Combination, of which $0.8 million has already been incurred as of December 31, 2024; $0.6 million issued in USARE Class A Units to certain USARE OpCo consultants pursuant to existing bonus agreements which provided for the payment of these USARE Class A Units immediately prior to the completion of the Business Combination; and $0.8 million issued in restricted stock units to certain USARE OpCo employees, including USARE OpCo’s Chief Executive Officer, pursuant to existing employment agreements which provided for the payment of these restricted stock units upon the completion of the Business Combination.

DD.	Reflects the one-time compensation expense of $0.2 million related to the accelerated vesting of legacy USARE Incentive Units pursuant to pre-existing grant agreements which provided for such acceleration upon a change in control, which was triggered by the close of the Business Combination.

EE.	Reflects the elimination of the loss on issuance of the forward purchase agreement options and the elimination of the change in fair value of the forward purchase agreement options as these options were exercised at Closing.

FF.	Reflects extinguishment loss of $1.4 million related to the exchange of the Convertible Promissory Note held by Mr. Blitzer for Series A Preferred Stock, USARE Class A-2 Convertible Preferred Units, and a USARE Class A Preferred Investor Warrant issued to Mr. Blitzer.

GG.	Reflects elimination of interest expense of $0.3 million and change in fair value of the derivative liability of $0.7 million related to the settlement of the Hatch Note for the year ended December 31, 2024.

Note 4. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination. As the Business Combination is being reflected as if it had occurred at the beginning of the year, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of the year.

The unaudited pro forma condensed combined financial information has been prepared to present the net loss per share with respect to redemption of Public Shares of common stock by Public Shareholders at the time of the Business Combination for the year ended December 31, 2024:

For the Year Ended December 31, 2024(1)

Numerator:
Pro forma net loss	$(25,926)
Less: Net loss attributable to non-controlling interest	(657)
Plus: Annual 12% cumulative dividend for Series A Preferred Stock	(7,763)
Pro forma net loss attributable to New USARE shareholders	$(33,032)
Denominator:
Weighted average shares outstanding - basic and diluted	81,952,420
Net loss per share:
Basic and diluted	$(0.40)

Potentially dilutive securities(2):
Series A Preferred Stock	5,233,835
Earnout Shares	10,100,000
Public Warrants	12,500,000
Private Placement Warrants(3)	6,000,000
Common Stock Purchase Warrants	784,314

(1)	Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined Financial Information.”

(2)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive and/or issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period presented.

(3)	Excludes 1,650,000 Private Placement Warrants held by Cantor, which were forfeited under the Cantor Fee Reduction Agreement.